SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) September 20, 1996.


                          MERIT Securities Corporation
               (Exact name of registrant as specified in charter)


          Virginia                      03992                  541736551
(State or other jurisdiction   (Commission File Number)      (IRS Employer
     of incorporation)                                    Identification No.)


     4880 Cox Road, Glen Allen, Virginia                    23060
   (Address of principal executive offices)               (Zip Code)


       Registrant's telephone number, including area code (804) 967-5800



         (Former name or former address, if changed since last report.)

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Item 1.  Changes in Control of Registrant.
         Not Applicable.

Item 2.  Acquisition or Disposition of Assets.
         Not Applicable.

Item 3.  Bankruptcy or Receivership.
         Not Applicable.

Item 4.  Changes in Registrant's Certifying Accountant.
         Not Applicable.

Item 5.  Other Events.


        On September 20, 1996, the Registrant entered into (i) an underwriting agreement with Lehman Brothers (the "Underwriter"), pursuant to which the Underwriter agreed to purchase and offer for sale to the public approximately $928,529,000 aggregate initial principal amount of the Registrant's Collateralized Mortgage Bonds, Series 8, Class A-1 and Class A-2 (the "Class A-1 and Class A-2 Bonds"); and (ii) a purchase agreement with MSC I, L.P., an affiliate of the Registrant, pursuant to which MSC I, L.P. agreed to purchase $928,529,000 aggregate initial principal amount of the Registrant's Collateralized Mortgage Bonds, Series 8, Class A-3 (the "Class A-3 Bonds"). The Class A-1, Class A-2 and Class A-3 Bonds are referred to collectively as the Bonds. The Bonds are registered for sale under the Registrant's Registration Statement on Form S-3 (No. 33-99316), and will be offered pursuant to a Prospectus dated November 14, 1995, and a related Prospectus Supplement dated September 20, 1996, to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended and Rule 424 thereunder.

        In connection with the offering of the Class A-1 and Class A-2 Bonds, the Registrant has obtained credit enhancement from Financial Security Assurance Inc. ("FSA") and will incorporate by reference certain financial information regarding FSA. In connection therewith, the Registrant is designating Coopers & Lybrand L.L.P. as experts relating to such incorporated financial information and is filing herewith the consent of Coopers & Lybrand L.L.P. as Exhibit 99.2.

Item 6.  Resignations of Registrant's Directors.
         Not Applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits. Not Applicable.

Item 8.  Change in Fiscal Year.
         Not Applicable.


Exhibits
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99.2    Copy of Consent of Coopers & Lybrand L.L.P.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

September 20, 1996

                                        MERIT SECURITIES CORPORATION

                                        By: MERIT SECURITIES CORPORATION

                                                By: ________________________

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                               INDEX TO EXHIBITS

Exhibit                                                                 Page
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 99.2       Copy of Consent of Coopers & Lybrand L.L.P. ...........



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